Exhibit 5.1

[ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

April 28, 2005

SonoSite, Inc.
21919 30th Drive S.E.
Bothell, WA 98021

Re:     Registration Statement on Form S-8 — Sonosite, Inc.

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the grant and proposed issuance of up to 35,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of SonoSite, Inc., a Washington corporation (the "Company"), pursuant to the Nonqualified Stock Option Notice Agreement, dated July 27, 2004, between SonoSite, Inc. and Michael Ambielli and the Nonqualified Stock Option Notice Agreement, dated October 26, 2004, between SonoSite, Inc. and John Lowell (together, the "Option Notice Agreements"), and pursuant to a Registration Statement on Form S-8 (the “Registration Statement”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.   In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Option Notice Agreements are duly authorized and, when issued and sold as described in the Option Notice Agreements and Registration Statement, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement.

In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP